Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 4, 2004, which is included in the annual report on Form 10-K of Emtec, Inc. for the year ended March 31, 2004.



/s/ Baratz & Associates, P.A.

Baratz & Associates, P.A.
Marlton, New Jersey
February 4, 2005